SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             LEHMAN ABS CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                   13-3447441
---------------------------------------             ----------------------
(State of incorporation or organization)               (IRS Employer
                                                     Identification No.)

3 World Financial Center, New York, New York                  10285
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  (Address of principal executive offices)                 (Zip Code)

 If this Form relates to the               If this Form relates to the
 registration of a class of debt           registration of a class of debt
 securities and is effective upon filing   securities and is to become effective
 pursuant to General Instruction           simultaneously with the effectiveness
 A(c)(1) please check the                  of a concurrent registration
 following box.   [X]                      statement under the Securities
                                           Act of 1933 pursuant to General
                                           Instruction A(c)(2) please check
                                           the following box.   [_]


        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                            Name of each exchange on which
  to be so registered                            each class is to be registered
  -------------------                            ------------------------------

  Corporate Bond-Backed Certificates,            New York Stock Exchange
   Series 1998-ADM-1, Class A-1 and
   Series 1998-ADM-1, Class A-2

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                        ---------------------------------
                                (Title of class)

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                     The description of the Corporate Bond-Backed Certificates, Series 1998-ADM-1, Class A-1 and Class A-2 is contained in the Prospectus, dated December 12, 1997, included in the Registrant's Registration Statement on Form S-3 (No. 333-32105) under the caption "Description of Certificates," which is incorporated herein by reference, and in the Prospectus Supplement, dated March 27, 1998, to be filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, under the caption "Description of the Certificates," which Prospectus Supplement, together with the Prospectus, shall be deemed to be incorporated herein by reference.

ITEM 2.      EXHIBITS.

                     The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with Part II to the instructions regarding exhibits on Form 8-A, the following exhibits shall be filed with each copy of the Registration Statement filed with such exchange.

1. Standard Terms for Trust Agreements, dated as of February 25, 1998, between the Registrant and The Bank of New York, as Trustee, as supplemented by the Series Supplement, dated as of March 30, 1998, between the Registrant and The Bank of New York, relating to the Corporate Bond-Backed Certificates, Series 1998-ADM-1.

                                    SIGNATURE



             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                    LEHMAN ABS CORPORATION
                                                          (Registrant)


Date:  March 26, 1998                    By:    /s/  Mark L. Zusy
                                             -----------------------------------
                                                  Name:  Mark L. Zusy
                                                  Title: Senior Vice President




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